As filed with the Securities and Exchange Commission on April 16, 2001.
                                                      Registration No. 333-42789



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   ----------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                   ----------
                            APPLIED BIOMETRICS, INC.
             (Exact name of registrant as specified in its charter)

                MINNESOTA                            41-1508112
   (State or other jurisdiction of      (I.R.S. Employer Identification No.)
    incorporation or organization)

                                  -------------
                                  P.O. BOX 3170
                              BURNSVILLE, MN 55337
                                 (612) 338-4722
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------
                               JAMES D. BONNEVILLE
                         ACTING CHIEF EXECUTIVE OFFICER
                                  P.O. BOX 3170
                              BURNSVILLE, MN 55337
                                 (612) 338-4722
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------



                                   Copies to:

                             Kimberly A. Lowe, Esq.
                        Oppenheimer Wolff & Donnelly LLP
                     3300 Plaza VII, 45 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 607-7000


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


                          DEREGISTRATION OF SECURITIES

         Applied Biometrics (the "Registrant") registered the resale of up to 85,000 shares (the "Offered Shares") of its common stock, par value $.01 per share (the "Common Stock"), on behalf of certain selling stockholders pursuant to its Registration Statement on Form S-3, File No. 333-42789 (including all amendments thereto, the "Registration Statement"), as originally filed with the Securities and Exchange Commission on December 19, 1997. Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby amends the Registration Statement to deregister any remaining Offered Shares that were not sold under the Registration Statement at the time this Post-Effective Amendment No. 1 to the Registration Statement is filed with the SEC.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on April 16, 2001.


                                        By:    /s/ James D. Bonneville
                                            ------------------------------------
                                               James D. Bonneville
                                               Acting Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 16_, 2001 as indicated.

                SIGNATURE                              TITLE
                ---------                              -----

/s/ James D. Bonneville                Acting Chief Executive Officer (principal
-----------------------------------    executive officer and principal financial
 James D. Bonneville                   officer)

/s/ Andrew Weiss                       Chairman of the Board and Director
-----------------------------------
Andrew Weiss

/s/ Jeffrey Green                      Director
-----------------------------------
Jeffrey Green


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